UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDED
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 12, 2009

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS  (THIS WAS INADVERTENTLY LABELED ITEM 2.02 IN THE INITIAL 8-K SUBMISSION HEADER WHICH IS NOW BEING AMENDED.)

On October 12, 2009, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Company’s Executive Officers.

(A)    At that meeting, the Committee approved the material terms of the Company’s 2010 Annual Cash Bonus Program, which is applicable to each of the Executive Officers. Because the Program is pursuant to the Executive Officer Bonus Plan approved by shareholders in January of 2006, performance-based awards under the Program will be tax deductible under Section 162(m) of the Internal Revenue Code. The Committee has approved a bonus pool for the Executive Officers equal to 1.5% of operating earnings for fiscal year 2010 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names) and may exercise its discretion following the end of the fiscal year to reduce awards under that pool in compliance with the following terms of the Program:

Although in previous years, the Program was comprised of both annual and two-year potential bonuses, the Committee has elected to eliminate the two-year bonus going forward. The annual bonus will still be comprised of two components: a Company performance component, based upon targeted earnings per share of the Company (“EPS”), and an individual performance component.

The annual bonus program will offer a potential payout expressed as a percentage of the individual’s bonus target, which is a percentage of the individual’s base salary. For the Executive Officers, that percentage ranges from 60% to 100%, as noted under (B) below.  The Company performance component of the annual bonus will continue to comprise 70% of the individual’s bonus target, and the individual performance component will comprise 30%.  The Company performance component will continue to be paid out only if the threshold EPS goal for fiscal 2010 (equal to final fiscal year 2009 EPS results, as adjusted) is achieved, with payment at that threshold of 10% of the 70% of the individual’s bonus target. Payment percentages will increase proportionately, in 1/10th of 1% increments, to 100% of the 70% if the 8% EPS goal (set at 8% over fiscal year 2009 results, as adjusted) is achieved, and to 200% of the 70% if the stretch EPS goal (set at 16% over fiscal year 2009 results, as adjusted) is achieved. The individual performance component offers a payout equal to 200% of the 30% of the individual’s bonus target for a "1" rating, 150% of the 30% for a “2” rating, 110% of the 30% for a “3+” rating, 100% of the 30% for a “3” rating, and 75% of the 30% for a "3-" rating, with no payouts, under either the Company performance component or the individual performance component, for ratings below that level.

(B)    At its October 12, 2009 meeting, the Committee also established the annual salaries and bonus targets of the Executive Officers for its 2010 fiscal year. The new annual salaries for the Executive Officers that were Named Executive Officers in the Company’s most recently filed Proxy Statement in connection with its 2009 Annual Meeting of Shareholders, are as follows: Messrs. W. Klein, $900,000, bonus target 100%; J. McClanathan, $490,000, bonus target 80%; D. Sescleifer, $475,000, bonus target 80%; D. Hatfield, $490,000, bonus target 80%, Ms. Stratmann, $375,000, bonus target 60%. A salary of $335,000 and a bonus target of 60% was approved for Mr. Conrad.

(C) At its October 12, 2009 meeting, the Committee granted a Performance Restricted Stock Equivalent Award Agreement (representing approximately 70% of the total equivalents granted) and a Restricted Stock Equivalent Award Agreement (representing the remaining approximately 30% of the total equivalents granted) to each of the Executive Officers, as listed on the exhibit to this filing. The material terms of the Performance Restricted Stock Equivalent Award Agreement are as follows:

        1.       Award   As of the date of the award, recipients will be credited with restricted Common Stock equivalents (“Performance Equivalents”) which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

        2.       Vesting; Payment    Vesting of the Performance Equivalents is contingent upon achievement of performance targets with respect to compound annual growth in EPS for the period from September 30, 2009 through September 30, 2012 (the “Measurement Period”). With respect to those Equivalents, none of the Equivalents granted will vest on the date that the Company publicly releases earnings results for FY 2012 unless at least 5% growth over the Measurement Period is achieved. At 5% compound annual growth, 12.5% of the Performance Equivalents will vest, increasing proportionately in 1/10 th  of 1% increments up to 50% of the Performance Equivalents if 8% targeted compound annual growth is achieved for the Measurement Period, and up to 100% of the Performance Equivalents if 12% or greater compound annual growth is achieved for the period.

        3.       Acceleration   All unvested Equivalents granted to a recipient will vest upon his or her death or termination of employment by reason of total and permanent disability. Upon a change of control of the Company, if the change occurs within eighteen (18) months following the date of the award, 50% of the Equivalents granted will immediately vest.  If the change of control occurs more than eighteen (18) months following the date of this Award Agreement, but before the date that FY2012 results are announced, the Equivalents which will vest will be the greater of:
        a.           50% of the Equivalents granted, or
        b.           the percentage of Equivalents granted which would have vested under paragraph 2 above if the Company’s compound annual growth on the announcement date was the actual annualized compound annual growth, calculated on a trailing four quarters basis, for the period between September 30, 2009 and the last fiscal quarter end prior to the change of control for which Company financial results were publicly disclosed.

        4.       Forfeiture   Any portion of the Performance Equivalents that are not vested will be forfeited upon:
        a.           the recipient’s voluntary or involuntary termination;
        b.           a determination by the Committee that the recipient engaged in competition with the Company; or
        c.           a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Performance Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.1.

The material terms of the Restricted Stock Equivalent Award Agreement are as follows:

        1.       Award   As of the date of the award, recipients will be credited with restricted Common Stock equivalents (“Time-Vesting Equivalents”) which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

        2.       Vesting; Payment     Vesting of the Time-Vesting Equivalents will occur on the third anniversary of grant, provided that the recipient remains employed with the Company on that date.

        3.       Acceleration   All unvested Time-Vesting Equivalents granted to a recipient will vest upon his or her death or termination of employment by reason of total and permanent disability. Upon a change of control of the Company, all Time-Vesting Equivalents will immediately vest.

        4.       Forfeiture   Any portion of Time-Vesting Equivalents that are not vested will be forfeited upon:
        a.           the recipient’s voluntary or involuntary termination;
        b.           a determination by the Committee that the recipient engaged in competition with the Company; or
        c.           a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.2.

(D)    At its October 12, 2009 meeting, the Committee granted Retention Stock Option Awards to each of the Executive Officers, as listed on the exhibit to this filing. The material terms of the Retention Stock Option Awards are as follows:

        1.       Award   Recipients are granted non-qualified stock options to acquire shares of Energizer Holdings, Inc. Common Stock at an exercise price equal to the closing price of the Common Stock on October 12, 2009, the date of grant.

        2.       Exercise   The Retention Stock Option Awards become exercisable on the 3rd anniversary of grant, and remain exercisable for ten years thereafter. However, upon termination of employment following the 3rd anniversary of grant, the Awards provide for more limited periods of exercise.

        3.       Acceleration   All Retention Stock Option Awards that have not been previously forfeited will become exercisable upon the recipient’s death, or termination of employment because of long-term disability. As initially approved by the Committee, the Awards also provided for acceleration in full upon a change of control of the Company, but at a meeting held October 14, 2009, prior to the Awards being provided to the recipients, the Committee approved revision of the Awards to provide that if a change of control occurred prior to November 1, 2011, there would be no acceleration of exercisability, but if the change occurred on or after that date, the Awards would become exercisable in full .

        4.       Forfeiture   Prior to the time that they become exercisable, the Retention Stock Option Awards will be forfeited upon:
        a.           the recipient’s voluntary or involuntary termination;
        b.           a determination by the Committee that the recipient engaged in competition with the Company; or
        c.           a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Retention Stock Option Awards is attached to this filing as Exhibit 10.3.

The Committee also approved an award pool for the Executive Officers under the terms of the Company’s 2009 Incentive Stock Plan, which was approved by shareholders at the 2009 Annual Meeting. The pool would be equal to 1.5% of operating earnings for fiscal year 2010 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names) The Committee may exercise its discretion following the end of the fiscal year to grant awards under the 2009 Incentive Stock Plan from that pool.

(E)    At its October 12, 2009 meeting, the Committee rescinded, effective as of January 1, 2010, its previous authorization of reimbursement of Mr. David Hatfield for income taxes associated with the Company’s payment of his personal (non-business-related) commuting expenses between his personal residence in St. Louis, Missouri and the Company’s Energizer Personal Care facility in Shelton, Connecticut, as well as living and transportation expenses in Connecticut.

(F)    At its October 12, 2009 meeting, the Committee approved amendment of the Company’s Deferred Compensation Plan to rescind an amendment of the Plan made in January of this year, which mandated deferral of all non-deductible compensation instead of leaving such deferral in the discretion of the Committee as the Plan previously provided. The Committee reinstated the previous discretionary language, but also directed it to be further amended in order to to specifically provide that any such discretion shall be exercised in full compliance with Section 409(A) of the Internal Revenue Code.

In addition, the Committee approved amendment of the Plan to specifically state that Company Matching Contributions, as defined in the Plan, would be 25% of the amounts deferred by employees into the Energizer Common Stock unit fund, and 33 1/3% of amounts deferred by directors into such fund. Those matching percentages have been approved by the Committee since the spin-off of the Company in 2000, but were not formally stated in the Plan. The Committee also authorized the Energizer Plans Administration Committee, an employee committee, to approve the specific language of the above amendments to the Plan, reflecting the amendments approved by the Committee.

(G)    At its October 12, 2009 meeting, the Committee approved amendment of all outstanding restricted stock equivalent awards granted under the terms of the Company’s 2000 Incentive Stock Plan and 2009 Incentive Stock Plan, including awards held by the Executive Officers, to provide that acceleration of vesting of those awards would occur upon an involuntary Termination of Employment, by reason of continuing disability, immediately following exhaustion of short-term disability benefits, and that a payment on account of such Termination of Employment may not be made until at least six months after such Termination. The amendment was adopted in order to clarify previous language relating to acceleration upon declaration of total and permanent disability.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: ____________________________________________
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 15, 2009

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Performance Restricted Stock Equivalent Award Agreement
10.2                                Form of Restricted Stock Equivalent Award Agreement
10.3                                Form of Retention Stock Option Award